UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2013

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 16, 2013, Brady Corporation (the "Company") issued a press release announcing its fiscal 2013 third quarter financial results. A copy of the press release announcing the third quarter financial results is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 2.06	MATERIAL IMPAIRMENTS

On May 15, 2013, the Company concluded that under generally accepted accounting principles a material impairment charge of approximately $16 million will be recorded in the Company's third fiscal quarter ended April 30, 2013. The impairment charge relates to the Company's plan to divest the Company's Asia-based Die-Cut business, as announced by the Company on May 16, 2013. In conjunction with this plan of sale, the Company is reporting the financial results of the Die-Cut business, as well as the financial results of the three businesses disposed of within the last year, Etimark, Varitronics, and Brady Medical, as discontinued operations on the condensed consolidated statements of income for the third quarter ended April 30, 2013.

The assets of the Asia-based Die-Cut business are located within several countries in North and South Asia, and include property, plant and equipment, accounts receivable, inventory and intangible assets. Liabilities of the business include normal trade payables and accrued expenses. The Company took this action to focus on its core Identifications Solutions and Workplace Safety businesses. Under generally accepted accounting principles, the plan of divestiture requires the Company to report the Asia-based Die-Cut business as a disposal group held for sale at approximate fair value less cost to sell, which results in a non-cash write-down on the carrying value of the assets of approximately $16 million, recorded in the Company's third quarter ended April 30, 2013. Future cash expenditures related to the disposal actions are expected to be immaterial.

The press releases issued by the Company relating to third quarter fiscal 2013 financial results and the plan to divest the Asia-based Die Cut business are furnished to the Securities and Exchange Commission as Exhibits 99.1 and 99.3, respectively, attached hereto and are incorporated herein by reference.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 14, 2013, the Management Development and Compensation Committee of the Board of Directors of the Company approved the following modifications to the compensation arrangement with Scott Hoffman in connection with his recently announced appointment as President - Workplace Safety: (i) increase in annual base salary to $300,000, with eligibility for an annual bonus at 70% of base salary; and (ii) authorization to enter into an amended Change of Control Agreement with Mr. Hoffman providing for the payment of two years of base salary and bonus.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release of Brady Corporation, dated May 16, 2013, relating to third quarter fiscal 2013 financial results.
99.2	Informational slides provided by Brady Corporation, dated May 16, 2013, relating to third quarter fiscal 2013 financial results.
99.3	Press Release of Brady Corporation, dated May 16, 2013, relating to plan to divest Asia-based Die-Cut business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: May 16, 2013

/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Brady Corporation, dated May 16, 2013, relating to third quarter fiscal 2013 financial results.
99.2	Informational slides provided by Brady Corporation, dated May 16, 2013, relating to third quarter fiscal 2013 financial results.
99.3	Press Release of Brady Corporation, dated May 16, 2013, relating to plan to divest Asia-based Die-Cut business.